UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2013

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Park of Commerce Boulevard, Suite 301 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Imperial Holdings, Inc. (the “Company”) was held on June 6, 2013. The results of matters submitted to a vote were as follows:

Proposal 1 – Election of Directors. The shareholders elected each of the director nominees set forth below for a one-year term expiring at the next Annual Meeting of Shareholders. The shareholders voted as follows:

	Votes Cast
Name	For	Withheld	Broker Non-Votes
James Chadwick	15,060,118	36,261	2,883,908
Michael Crow	15,065,194	31,185	2,883,908
Andrew Dakos	14,979,937	116,442	2,883,908
Richard Dayan	15,059,818	36,561	2,883,908
Phillip Goldstein	15,058,886	37,493	2,883,908
Gerald Hellerman	14,989,337	107,042	2,883,908
Antony Mitchell	15,043,218	53,161	2,883,908

Proposal 2 – Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2012. The shareholders voted as follows:

Votes Cast
For	Against	Abstain	Broker Non-Votes
14,190,277	505,218	400,884	2,883,908

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The shareholders voted, on an advisory basis, as to the frequency of future advisory votes on the compensation of the Company’s named executive officers as follows:

Votes Cast
1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
13,853,580	703,152	141,763	397,884	2,883,908

Proposal 4 – Ratification of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm.* The selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was not ratified by shareholders. The shareholders voted as follows:

Votes Cast
For	Against	Abstain
8,495,376	9,477,861	7,050

*	The Audit Committee of the Company’s Board of Directors will take this vote under advisement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2013

IMPERIAL HOLDINGS, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary